UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 4, 2007

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On September 4, 2007, registrant issued a press release entitled “Carrizo Oil & Gas, Inc. Announces Drilling of Appraisal Well at Huntington in UK North Sea; Additional S.E. Tarrant County Barnett Shale Wells Flowing to Sales.”  The text of the press release is as follows:

CARRIZO OIL & GAS, INC. ANNOUNCES DRILLING OF APPRAISAL WELL AT HUNTINGTON IN UK NORTH SEA; ADDITIONAL S.E. TARRANT COUNTY BARNETT SHALE WELLS FLOWING TO SALES

HOUSTON, September 4, 2007 - Carrizo Oil & Gas, Inc. (Nasdaq: CRZO) announced today that the initial appraisal well, the 22/14b-6, was spud on August 30, 2007 on the Huntington Prospect in the UK Central North Sea.  This is the first of two planned appraisal wells which will confirm  and delineate the size of our recent 11,000 Boe/d discovery announced on June 5, 2007.  Oilexco (OIL.TO) is the operator of this Carrizo generated prospect which is being drilled with the semi-submersible Transocean Sedco 712.  Carrizo has a 15 percent working interest in the well.  Expected drilling and testing time is approximately two months.

Carrizo also announced that two additional South East Tarrant County, Texas Barnett Shale wells began flowing to sales on August 26, 2007.  The Schroeder No. 1H and No. 2H, in which Carrizo has a 100 percent working interest in both wells, are producing at a combined rate of 8.3 MMcfe/d gross (6.5 MMcfe/d net) as of Friday, August 31, 2007.

Carrizo Oil & Gas, Inc., is a Houston-based energy company actively engaged in the exploration, development, exploitation and production of oil and natural gas primarily in proven onshore trends along the Texas and Louisiana Gulf Coast regions and the Barnett Shale area in North Texas.  Carrizo controls significant prospective acreage blocks and utilizes advanced 3-D seismic techniques to identify potential oil and gas reserves and drilling opportunities.

Statements in this news release, including but not limited to those relating to Carrizo’s or management’s intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future, including testing, evaluation, potential effects or timing, cash flow, the expected timing of drilling, the expected timing of fracture stimulation, amount of shut-in production, well production rates, future drilling and completion of current drilling of wells, timing of production, availability and timing of use of drilling rigs and other statements that are not historical facts are forward looking statements that are based on current expectations.  Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct.  Important factors that could cause actual results to differ materially from those in the forward looking statements include the results and dependence on exploratory drilling activities, results of testing, evaluation, timing, growth of Huntington, structure size, results of any drilling operations, amount of actual production, final test results, operating risks, risks of foreign operation, risks of offshore operations, oil and gas price levels, land issues, availability of equipment, weather and other risks described in the Company’s Form 10-K for the year ended December 31, 2006 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:       /s/ Paul F. Boling
Name:  Paul F. Boling
Title:     Vice President and Chief Financial Officer

Date:  September 4, 2007